Exhibit 10.9

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

          This Settlement and Mutual Release Agreement (“Agreement”) is entered into as of July 12, 2007 by and between two Colorado corporations known as Dare 2 Share Ministries (“Dare 2 Share”) and Iptimize, Inc. (“Iptimize”). Each may be referenced below as “Party” and collectively they are the “Parties.”

WITNESSETH:

          WHEREAS, Iptimize was and is in the business of providing telecommunication services and was hired by Dare 2 Share to provide such services and to install a telecommunications system;

          WHEREAS, Dare 2 Share paid Iptimize a total sum of $6,378 for the purchase of certain manufacture’s warranties (collectively “Warranties”) inventoried on: Quote 1047 as “ACD OAISYS Extended WTY” ($1,800), “TASKE AGENT WTY 4 YRS” ($840), “TASKE BASE EXT. WTY 4 YR” ($2,000) and “TOSHIBA 5 YR” ($838); Quote 10693 as “Extended warranty for ongoing support and free upgrades” ($900). Executed copies of Quotes 1047 and 10693 are attached hereto as Exhibits A and B;

          WHEREAS, contrary to their agreement, Iptimize failed to purchase the Warranties inventoried and paid for by Dare 2 Share; Dare 2 Share was injured as a result;

          WHEREAS, Dare 2 Share has incurred approximately $1,000 in attorney’s fees (“Attorney’s Fees”) to resolve this matter; and

          WHEREAS, the Parties have agreed that Iptimize will pay Dare 2 Share a sum of $7,378 (“Payment”) to settle this matter outside of litigation and the Parties resolve to release each other from any and all claims related to the subject matter of this Agreement in the manner described below.

          NOW, THEREFORE, for and in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

          1.      Payment. Payment shall be in the amount of $7,378, representing the sum of the Warranties ($6,378) and Dare 2 Share’s Attorney Fees ($1,000). The Payment shall be structured over a period of five months as follows: The first payment in the amount of TWO THOUSAND THREE HUNDRED AND SEVENTY-EIGHT dollars ($2,378) shall be due July 1, 2007 and equal payments of ONE THOUSAND TWO HUNDRED AND FIFTY dollars ($1,250) shall be due and owing on the first of each month thereafter for four consecutive months or until the full debt is otherwise extinguished.

          2.     Default and Remedy. Iptimize shall make each scheduled payment when it becomes due and owing on the first of each month. Should Iptimize fail to make a payment in the manner described above (“Default”), Dare 2 Share shall be immediately entitled to seek the entry of a default judgment in its favor and against Iptimize for any and all of the Payment then outstanding, plus EIGHT PERCENT (8%) interest accruing from the date of the missed payment. Any delay in collecting on a Default shall not constitute a waiver of any kind.

          3.     Acknowledgment and Waiver. Iptimize recognizes that Dare 2 Share is entitled the amounts described above and herein forever waives any and all defenses it may raise against Dare 2 Share in the collection of such amounts, including but not limited to the entry of default judgment in the event of Default.

          4.     Iptimize’s Forbearance. Except for the enforcement of this Agreement, Iptimize shall forever refrain and forbear from commencing, instituting, or prosecuting any lawsuit, action, or other proceedings against Dare 2 Share relating to any matter based upon, involving, or arising out of, the Warranties, Attorney’s Fees or other matter subject to this Agreement.

          5.     Dare 2 Share’s Forbearance. Except for the enforcement of this Agreement, Dare 2 Share shall forever refrain and forbear from commencing, instituting, or prosecuting any lawsuit, action, or other proceeding against Iptimize relating to any matter based upon, involving, or arising out of, the Warranties, Attorney’s Fees or other matter subject to this Agreement.

          6.     Releases. Except for the enforcement of this Agreement, the Parties irrevocably, unconditionally and generally release, quit, and forever discharge each other and each other’s respective owners, stockholders, predecessors, successors, assigns, agents, directors, members, officers, employees, former employees, representatives, attorneys, affiliates (and the agents, directors, officers, employees, representatives and attorneys of such affiliates), and all persons, acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, costs, loss, debts and expenses (including attorneys’ fees, statutory penalties, treble damages and costs incurred) of any nature whatsoever, known or unknown (“Claim” or “Claims”), which any of them now have, own or hold, claim to own or hold, or which any of them at any time heretofore owned or held, or claimed to own or hold, from the beginning of time until the date of this Agreement. This release shall not apply to any act of intentional fraud perpetrated by either party upon the other.

          7.     No Prior Assignments. The Parties represent and warrant to each other that they have not assigned or transferred, or purported to assign or transfer, to any person, business, or entity whatsoever any claims, reimbursements, debt, liabilities, demands, obligations, costs, expenses, damages, actions, defenses, or causes of action which they have released in this Agreement.

          8.     Consent of the Parties: The parties acknowledge that this is a legally binding document and that by signing it they forever release and forebear certain legal claims they have against each other pursuant to the terms above.

                   The parties acknowledge that they have read this Agreement, they understand all of its terms and that this Agreement is executed voluntarily, without duress, and with full knowledge of its legal significance. Each party expressly acknowledges and agrees that it has sought and received all legal and other counsel as it requires to evaluate, understand and enter into this Agreement.

          9.     Capacity of the Parties: Each party represents and warrants that it has full capacity and authority to settle, compromise, and release its claims and to enter into this Agreement and that no other person or entity has acquired, or will in the future acquire or have any right to assert, against any person or entity released by this Agreement any portion of that party’s claims released herein.

          10.     Attorney Fees. In the event of litigation to enforce the terms of this Agreement, the prevailing party shall be awarded its reasonable attorney fees and costs in such proceeding.

          11.     Miscellaneous Provisions.

                         (a)     The Parties represent and warrant to each other that no representation, warranty, or promise concerning the subject matter of this Agreement, but not expressly contained in this Agreement, has been made to them and they are not entering into this Agreement on the basis of any representation, warranty, or promise, express or implied, which is not expressly contained in this Agreement, that they are entering into this Agreement with full knowledge of any and all rights which they may have, that they assume the risks of any mistake of facts or law with respect to true facts or law which are unknown to them, that the terms of this Agreement are contractual and not merely by way of recital, that they have each carefully read this Agreement, that they understand all of the terms and conditions of this Agreement, that they have had all of the terms and conditions of this Agreement explained to them, and that they have not executed this Agreement under any duress or coercion, but rather, they have executed this Agreement freely and voluntarily of their own informed free will after consulting with counsel.

                         (b)     If any particular part of this Agreement should be determined to be invalid, unenforceable, or otherwise illegal, such part shall be severed from this Agreement, and the remaining clauses and parts thereof shall remain in full force and effect.

                         (c)     This fully executed Agreement represents the entire agreement of the Parties. Any negotiations, representations, promises, offers, covenants, or warranties which are not specifically set forth in this Agreement are of no force or effect. Regardless of the content of any previous negotiations, discussions, considerations, warranties, or representations, this Agreement shall control and this Agreement may not be modified by any oral agreement. This Agreement may be modified or amended only by a written agreement executed by each of the Parties.

                         (d)     This Agreement shall be binding upon the Parties and their representatives, agents, past and present employees, successors and assigns. The foregoing notwithstanding, this Agreement is not intended, nor shall it be construed, as creating third-party beneficiary rights in any other business or person. Any benefit(s) to a third-party arising out of this Agreement are understood to be incidental and not intended.

                         (e)     The Parties agree to execute any and all documents and do all other things which may be necessary to effectuate the terms of this Agreement.

                         (f)     Whenever in this instrument the context may so require, the masculine, feminine and neuter gender shall each be deemed to include the other and the singular and plural each to refer to the other.

                         (g)     The Parties have had access to counsel of their choosing and have been advised concerning the effects of this Agreement and associated instruments. In the event that any language of this Agreement is held to be uncertain or ambiguous, any such uncertainty or ambiguity shall not be interpreted against any Party to the Agreement, and this Agreement shall be construed neutrally.

                         (h)     Each Party hereto represents, warrants, and agrees that the person who executed this Agreement on its behalf has the right and authority to enter this Agreement on behalf of that Party and has the full right and authority to execute this Agreement and to fully bind that Party to the terms and obligations of this Agreement. Each of the persons signing the Agreement on behalf of one or more of the Parties hereto makes the same warranties referred to above.

                         (i)     This Agreement may be executed in multiple, original counterparts, each of which constitutes and serves as the original hereof.

          Signed, sealed and delivered this 12 day of July, 2007.

CAUTITON! READ BEFORE SIGNING

AGREED:

DARE 2 SHARE MINISTRIES	IPTIMIZE, INC.

By:	By:

Name:	David Teraberry	Name:	Clinton J. Wilson

Title:	VP Finance & Operations	Title:	President

STATE OF Colorado )

) ss.

COUNTY OF Jefferson )

          Subscribed, sworn to and acknowledged before me by David Teraberry, Vice President of Finance and Operations this 16 day of July, 2007.

          Witness my hand and official seal.

(SEAL)

          My commission expires

OCTOBER 18, 2009
/s/ Evelyn A. Anderson

Notary Public

STATE OF Colorado )

) ss.

COUNTY OF Denver )

          Subscribed, sworn to and acknowledged before me by Clint Wilson, President of Iptimize, Inc., this 12 day of July, 2007.

          Witness my hand and official seal.

          My commission expires:

JESSICA EDWARDS NOTARY PUBLIC STATE OF COLORADO

Notary Public
My Commission Expires 07/26/10

Page Intentionally Blank

	EXHIBIT A

	Quote

	No.	10497

Iptimize, Inc. (Formerly Digital Telecom)	Date:	5/4/2005
4949 S. Syracuse St. Suite 450 Denver, CO 80237 USA Phone: 303-268-3600 Fax: 303-268-3639 E-Mail: cshettsline@iptimize.com

Prepared for	Prepared by Chuck Shettsline

Dare 2 Share	Account No.	1944
5181 Ward Rd Wheat Ridge, CO 80033 U.S.A.

Qty. Item ID	Description	UOM	Sell	Total

	Labor

1.00 IN-T1-CTX670	Installation/Programming of T1 Interface CTX670.	Eac	750.000	$750.00

	Standard installation procedures for RDTU as described in the Strata CTX Installation and Maintenance Manual installation Labor

1 MiscMaterials	ACD OAISYS Extended WTY	EA	1,800.000	$1,800.00

1 MiscMaterials	TASKE AGENT WTY 4 YRS.	EA	840.000	$840.00

1 MiscMaterials	TASKE BASE EXT. WTY 4 YR.	EA	2,000.000	$2,000.00

1 MiscMaterials	TOSHIBA 5 YEAR	EA	838.000	$838.00

			Item Total:	$46,163.50

			Total:	$46,163.50

Prices are firm until 6/3/2005

Quoted by: Chuck Shettsline	Date:	5/4/2005

Accepted by:	Date:

* Printed: 5/4/2005 2:57 PM			Page 3 of 3

	EXHIBIT B

	Quote

	No.	10693

Iptimize, Inc.	Date:	8/17/2005
4949 S. Syracuse St. Suite 450 Denver, CO 80237 USA Phone: 303-268-3600 Fax: 303-268-3639 E-Mail: cshettsline@iptimize.com

Prepared for	Prepared by Chuck Shettsline

Dare 2 Share	Account No.	1944
5181 Ward Rd Wheat Ridge, CO 80033 U.S.A.

Qty. Item ID	Description	UOM	Sell	Total

15 CTI-TASKE-AGENT	TASKE Contact agent license	EA	152.000	$2,280.00

60 MiscMaterials	Extended warranty for ongoing support and free upgrades	EA	15.000	$900.00

6 DKT3010SD	10-button Digital Speakerphone with LCD - Charcoal Gray	Eac	196.000	$1,176.00

	See Features for add’l. detail
	Phone
	Includes 7-ft. modular 2-wire cord.

4.00 MACLaborLOC1	MAC Labor: Toshiba, Norstar and other Key	ea	95.000	$380.00
	Systems-Local Accounts Labor

			Item Total:	$4,736.00

			Total:	$4,736.00

Prices are firm until 9/16/2005

Quoted by: Chuck Shettsline	Date:	8/17/2005

Accepted by:	Date:	8/17/05

* Printed: 8/17/2005 12:58 PM			Page 1 of 1

	EXHIBIT B

	Quote

	No.	10693

Iptimize, Inc.	Date:	8/17/2005
4949 S. Syracuse St. Suite 450 Denver, CO 80237 USA Phone: 303-268-3600 Fax: 303-268-3639 E-Mail: cshettsline@iptimize.com

Prepared for	Prepared by Chuck Shettsline

Dare 2 Share	Account No.	1944
5181 Ward Rd Wheat Ridge, CO 80033 U.S.A.

Qty. Item ID	Description	UOM	Sell	Total

15 CTI-TASKE-AGENT	TASKE Contact agent license	EA	152.000	$2,280.00

60 MiscMaterials	Extended warranty for ongoing support and free upgrades	EA	15.000	$900.00

6 DKT3010SD	10-button Digital Speakerphone with LCD - Charcoal Gray	Eac	196.000	$1,176.00

	See Features for add’l. detail
	Phone
	Includes 7-ft. modular 2-wire cord.

4.00 MACLaborLOC1	MAC Labor: Toshiba, Norstar and other Key	ea	95.000	$380.00
	Systems-Local Accounts Labor

			Item Total:	$4,736.00

			Total:	$4,736.00

Prices are firm until 9/16/2005

Quoted by: Chuck Shettsline	Date:	8/17/2005

Accepted by:	Date:	8/17/05

* Printed: 8/17/2005 12:58 PM			Page 1 of 1